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                                                                   EXHIBIT 11.01

                             OCULAR SCIENCES, INC.

       STATEMENT REGARDING COMPUTATION OF PRO FORMA NET INCOME PER SHARE


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

                                                                  Three Months Ended              Nine Months Ended
                                                                      September 30,                   September 30,
                                                              ---------------------------     ---------------------------
                                                                 1997            1996            1997             1996
                                                              -----------     -----------     -----------     -----------
Net income                                                    $ 6,738,000     $ 3,601,000     $13,498,000     $ 6,860,000
                                                              ===========     ===========     ===========     ===========
Weighted average shares outstanding                            20,087,540      16,749,266      17,899,991      16,725,037

Weighted average shares of stock options under the
      treasury stock method                                     1,993,957       2,782,622       2,571,192       2,767,083

Additional weighted average shares of stock options under
      the treasury stock method issued one year prior to
      initial filing of the registration statement dated
      August 4,1997                                                    --          16,467          17,706           7,319
                                                              -----------     -----------     -----------     -----------
Pro forma weighted average number of common and common
           equivalent shares outstanding                       22,081,497      19,548,355      20,488,889      19,499,439
                                                              ===========     ===========     ===========     ===========
Pro forma net income  per share                               $      0.31     $      0.18     $      0.66     $      0.35
                                                              ===========     ===========     ===========     ===========
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